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                                                                    Exhibit 99.2

                      PUBLIC STORAGE PROPERTIES XVII, INC.
                         701 Western Avenue, Suite 200
                        Glendale, California 91203-1241

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock Series A of Public Storage Properties XVII, Inc. ("PSP17") held of record by the undersigned on May 19, 1997, at the Special Meeting of Shareholders to be held on June ___, 1997, and any adjournments thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER AND THE PROPOSED AMENDMENT TO BYLAWS.


[x]  Please mark votes as in this example.

1. PROPOSED MERGER. To consider and vote upon the merger (the "PSP17 Merger") of PSP17 with and into Public Storage, Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization among PSI, PSP17, Public Storage Properties XVI, Inc., Public Storage Properties XVIII, Inc. and Public Storage Properties XIX, Inc. described in the accompanying Combined Proxy Statement and Prospectus.

       [_]  FOR                   [_] AGAINST              [_]  ABSTAIN



2. PROPOSED AMENDMENT TO BYLAWS. To consider and vote upon a related amendment to PSP17's bylaws to authorize the PSP17 Merger in the form of Appendix E-2 to the accompanying Combined Proxy Statement and Prospectus.

       [_]  FOR                   [_]   AGAINST            [_]  ABSTAIN



3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Combined Proxy Statement and Prospectus dated May ___, 1997.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                          Dated:  ____________________, 1997


                                          ______________________________________
                                                       Signature

                                          ______________________________________
                                                  Signature if held jointly

                                          Please sign exactly as your name
                                          appears.  Joint owners should each
                                          sign.  Trustees and others acting in a
                                          representative capacity should
                                          indicate the capacity in which they
                                          sign.